SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14C
Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934
(Amendment No.)

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Saga Energy, Inc.
(Name of Registrant as specified in Its Charter)

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SAGA ENERGY, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
HELD BY MAJORITY WRITTEN CONSENT

TO ALL STOCKHOLDERS OF SAGA ENERGY, INC.:

NOTICE IS HEREBY GIVEN to you as a stockholder of record of Saga Energy, Inc., a Florida corporation, that a Majority Written Consent in Lieu of an Annual Meeting of Stockholders (the “Written Consent”) has been executed to be effective 20 calendar days from the date of mailing this Information Statement to you.  The Written Consent authorizes the following actions:

1.	The re-election of three members of our Board of Directors, each to hold office until the election and qualification of his successor, or until his earlier death, removal or resignation;

2.	The appointment of Weaver & Martin, LLC as our independent public accountants for the fiscal year ending December 31, 2011;

3.	The amendment to our Articles of Incorporation to change our name from “Don Marcos Trading Co.” to “Saga Energy, Inc.”; and

4.	The change of our stock symbol from “DNMO” to “SAGA.”

Because execution of the Written Consent was assured, our Board of Directors believes it would not be in the best interests of our company and our stockholders to incur the costs of holding an annual meeting or of soliciting proxies or consents from additional stockholders in connection with these actions.  Based on the foregoing, our Board of Directors has determined not to call an Annual Meeting of Stockholders, and none will be held this year.

The entire cost of furnishing this Information Statement will be borne by us.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of common stock held of record by them.

We will only deliver one copy of this Information Statement and our Annual Report to multiple security holders sharing an address unless we have received contrary instructions.  Upon written or oral request, we will promptly deliver a separate copy of this Information Statement and our Annual Report and any future Annual Reports and Information Statements to any security holder at a shared address.  You should direct any such requests to us at our address appearing on the top of the next page of this Information Statement.

The Board of Directors has fixed the close of business on January 11, 2012 as the record date (the “Record Date”) for the determination of stockholders who are entitled to receive this Information Statement.  This Information Statement is being mailed on or about January 31, 2012 to all stockholders of record as of the Record Date.  Under Florida law, stockholders are not entitled to dissenter’s rights of appraisal with respect to any of the matters being authorized.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

SAGA ENERGY, INC.
1509 East Chapman Avenue
Orange, CA  92866
Telephone:  (714) 532-1500

INFORMATION STATEMENT ON SCHEDULE 14C
PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information regarding our shares of outstanding common stock beneficially owned as of the date hereof by: (i) each of our directors and executive officers; (ii) all directors and executive officers as a group; and (iii) each other person who is known by us to own beneficially more than 5% of our common stock based upon 49,125,000 shares of common stock outstanding.

Name of Beneficial Owner	Number of Shares of Common Stock	Percent of Class
Ilyas Chaudhary, CEO, President, and Director	30,570,8331	62.2%
Dading T. Soetarso, CFO	801,875	1.6%
Aamna Virk, Secretary	31,322,7081	63.8%
George Djuhari, Director	50,000	*
Boedi Tjahjono, Director	50,000	*
All officers and directors as a group (five people)	32,274,583	66.0%
Faisal Chaudhary	31,322,7081	63.8%
Danyal Chaudhary Foundation	25,801,875	52.5%
Blue Sky Energy and Power, Inc.	4,718,958	9.6%
Arshad Farooq	2,776,785	5.7%

*Less than 1%

1  Includes 4,718,958 shares held in the name of Blue Sky Energy and Power, Inc. and 25,801,875 shares held in the name of Danyal Chaudhary Foundation over which Ilyas Chaudhary,  Aamna Virk, and Faisal Chaudhary share voting power and control as trustees of the Danyal Chaudhary Foundation.  Blue Sky Energy and Power, Inc., a Delaware corporation, is wholly owned by Blue Sky International Holdings, Inc., a Canadian corporation, which is wholly owned by Danyal Chaudhary Foundation, a California non-profit corporation.

ELECTION OF DIRECTORS

Three Directors were elected for the ensuing year or until their successors are duly elected and qualified.

Name	Age
Ilyas Chaudhary	64
George Djuhari	52
Boedi Tjahjono	61

The consent of a majority of our voting shares was given for the election of the directors listed above.

DIRECTORS AND EXECUTIVE OFFICERS

Ilyas Chaudhary, President and Chief Executive Officer, Director.  Mr. Ilyas Chaudhary has been our President and Chief Executive Officer since August 18, 2011 and one of our directors since September 10, 2011.  Since November 2005, he has been the President and Director of Pyramid Petroleum Inc., a Canadian corporation, where he acquired oil and gas assets in the Gulf of Mexico.  Mr. Ilyas Chaudhary has served as the President of Blue Sky Langsa, Ltd., an Indonesian company; Blue Sky Energy & Power, Inc., a Delaware corporation; and the parent company of Blue Sky Energy & Power, Inc., Blue Sky International Holdings, a Canadian corporation, since December 2009; March 2010; and September 2009, respectively.  He has also served as a director of Blue Sky Energy & Power, Inc. since March 2010.  He has also served as a Director and President of Capco Energy, Inc., f/k/a Alfa Resources, Inc., from September 1999 through September 2007.  Mr. Chaudhary has 35 years experience in various capacities in the oil and gas industry.

George Djuhari, Director.  Mr. Djuhari has been one of our directors since September 10, 2011.  Mr. Djuhari has served as the Commissioner of PT Sinomast Mining, an Indonesia coal mining company, since January 2006.   He has also served as the Commissioner of PT Pulau Seroja, a tug and barge company since January 2008.  He has been the Chairman of PT Cigading International Bulk Terminal, a coal terminal company, since October 2010.  Mr. Djuhari has also served as Commissioner of PTAP since January 2011.  In 1997, Mr. Djuhari founded George Djuhari Group, a group of Indonesian companies involved in the shipping of iron ore, coal, rock phosphates and grains in and out of Indonesia, with partnerships with a variety of other companies for the ownership of ships, chartering of cargo, the mining of coal, the trading of commodities such as ammonia, urea and coal, and shipping.

Boedi Tjahjono, Director.  Mr. Tjahjono has been one of our directors since September 10, 2011.  Mr. Tjahjono also has served as a Senior Advisor for PT Jogja Magasa Iron, an Indonesian iron industry company, where he obtained a 30-year contract for work in Iron Sand Mining in Jogja Province, Indonesia since December 2006.  He also served as a Senior Advisor for PT Odira, an Indonesian gas plant company since 2005.  Mr. Tjahjono is also an Advisor for Karang Taruna, an Indonesian NGO providing clean energy in support of urban populations.

Dading Soetarso, Chief Financial Officer.  Mr. Soetarso was appointed our Chief Financial Officer on August 18, 2011.  Mr. Soetarso also has served as President Director of PT Arah Prana, an Indonesian oil exploration and production company (“PTAP”), beginning in February 2011, where he was responsible for the operation of PTAP’s Floating Production Storage Off-shore located in North Sumatera, Indonesia.  From 2006 through 2010, Mr. Soetarso was a consultant on banking strategy for Quest on the Frontier, a Singapore financial consulting company, where he was appointed on various projects ranging from banking and coal mining energy companies. Prior to this, he had 17 years of banking experience working with Standard Chartered Bank and Citibank in Jakarta and Botswana in various corporate bank marketing and operational support functions.

Aamna Virk, Secretary.  Ms. Virk was appointed our Secretary on August 18, 2011.  She has been the Director and Vice President of Blue Sky Energy and Power, Inc. since December 2010.  Ms. Virk has been the Vice President and Controller of Blue Sky Resources, Ltd. since December 2010.  She has been the Director and Vice President of Blue Sky International Holdings, Inc. since April 2010.  Ms. Virk has been the Secretary and Director of Blue Sky Petroleum Pakistan, Inc. since April 2010.  She has been the Director and Controller of Blue Sky Langsa, Ltd. since March 2011.  Ms. Virk has been the legal counsel of Jovian Resources, LLC since January 2011.  Ms. Virk is licensed with the State Bar of California.  She received her Juris Doctorate from the University of San Diego in 2009.  Ms. Virk received her B.A. in Communications with a minor is Business Administration from Chapman University.

Meetings of the Board of Directors and Information Regarding Committees

There currently are no committees of the Board of Directors.

The Board of Directors held four meetings by written consent in 2011.  All Directors attended 100% of the meetings of the Board of Directors.

EXECUTIVE COMPENSATION

General Compensation Discussion

All decisions regarding compensation for our executive officers and executive compensation programs are reviewed, discussed, and approved by the Board of Directors.  All compensation decisions are determined following a detailed review and assessment of external competitive data, the individual’s contributions to our success, any significant changes in role or responsibility, and internal equity of pay relationships.

Summary Compensation Table

Set forth below is a summary of compensation for our principal executive officer and our two most highly compensated officers other than our principal executive officer (collectively, the “named executive officers”) for our last two fiscal years. There have been no annuity, pension or retirement benefits ever paid to our officers, directors or employees.

With the exception of reimbursement of expenses incurred by our named executive officers during the scope of their employment and unless expressly stated otherwise in a footnote below, none of the named executive officers received other compensation, perquisites and/or personal benefits in excess of $10,000.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compen- sation ($)	All Other Compensa- tion ($)	Total ($)
Ilyas Chaudhary, CEO & President1	2011	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-
Dading Soetarso, Chief Financial Officer1	2011	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-
Aamna Virk, Secretary1	2011	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-

1  Appointed as an officer on August 18, 2011.

Our prior officers did not receive any compensation during our last two fiscal years.

Employment Agreements

We currently have no employment agreements with any of our officers.

Other Compensation

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of our company in the event of retirement at normal retirement date as there was no existing plan as of December 31, 2011 provided for or contributed to by our company.

Director Compensation

Our directors are not compensated for their services, but are entitled to reimbursement of expenses incurred in attending board of directors meetings.

Grants of Plan Based Awards

There were no grants of plan based awards made in 2011.

Outstanding Equity Awards at Fiscal Year-End

In order to compensate our officers and directors, we adopted an Incentive and Non-Statutory Stock Option Plan on February 1, 2007 (the “2007 Plan”).  Under the 2007 Plan, 5,000,000 shares of common stock are reserved for issuance as stock options.  The 2007 Plan shall terminate ten years from the date of its adoption by the Company’s directors.

As of the date hereof, there are no options issued pursuant to the 2007 Plan.

Other than the 2007 Plan, we do not currently have any arrangements or contracts pursuant to which our officers and directors are compensated for any services, including any additional amounts payable for committee participation or special assignments.

RATIFICATION OF APPOINTMENT OF
INDEPENDENT AUDITORS FOR FISCAL 2011

The majority shareholders have ratified the appointment of Weaver & Martin, LLC (“Weaver”), as our independent auditor for the fiscal year ending December 31, 2011.  Weaver was our independent auditor and examined our financial statements for the years ended December 31, 2007 through 2010, and has no financial interest, either direct or indirect, in us.

The following table presents fees for the professional audit services rendered by Weaver for the audit of our annual financial statements for our last two fiscal years.

2010
Audit fees	$8,800
All other fees	$0
Total fees	$8,800

2009
Audit fees	$8,750
All other fees	$0
Total fees	$8,750

NAME AND SYMBOL CHANGE

The consent of a majority of the voting shares was given to authorize an amendment to our Articles of Incorporation to effect a name change from Don Marcos Trading Company to Saga Energy, Inc. to more accurately reflect our business after the change in control transaction which took place on August 11, 2011.  The consent of a majority of the voting shares was also given to change our trading symbol on the Over-the-Counter Quotation Bureau (OTC QB) from DNMO to SAGA to accurately reflect our name.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2012

The rules of the Securities and Exchange Commission (“SEC”) permit our stockholders, after notice to us, to present proposals for stockholder action in our proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action, and are not properly omitted by our action in accordance with the proxy rules published by the SEC.  Our 2012 annual meeting of stockholders is expected to be held on or about December 1, 2012, and proxy materials in connection with that meeting are expected to be mailed on or about November 1, 2012.  Proposals of stockholders that are intended to be presented at our 2012 annual meeting must be received by us no later than August 1, 2012, in order for them to be included in the proxy statement and form of proxy relating to that meeting.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 (the  “Exchange Act”) requires that our Officers and Directors  and persons who own more than 10% of our common stock, file reports of ownership and changes in ownership with the SEC.  Based solely on our review of the SEC’s EDGAR database, copies of such forms received by us, or written representations from certain reporting persons, we believe that during the 2011 fiscal year, the following delinquencies have occurred:

Name and Affiliation	No. of Late Reports	No. of Transactions Not Filed on Timely Basis	Known Failures to File
Ilyas Chaudhary, CEO, President, and Directors	1	3
Dading T. Soetarso, CFO	1
Aamna Virk, Secretary	1	2
George Djuhari, Director	1		Form 4
Boedi Tjahjono	1		Form 4
Blue Sky Energy & Power, Inc.	1
Faisal Chaudhary	1	2
Danyal Chaudhary Foundation	1

ANNUAL REPORT

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which has been filed with the SEC pursuant to the Exchange Act, is being mailed to you along with this Information Statement and is hereby incorporated by reference into this Information Statement.  Our Quarterly Reports on Form 10-Q for the periods ended March 31, 2011, June 30, 2011, and September 30, 2011 are also incorporated by reference into this Information Statement.  Additional copies of this Information Statement and/or the Annual Report, as well as copies of the Quarterly Reports may be obtained without charge upon written request to Aamna Virk, Esq., Saga Energy, Inc., 1509 East Chapman Avenue, Orange, CA  92866 or on the Internet at www.sec.gov from the SEC’s EDGAR database.

By Order of the Board of Directors

/s/ Ilyas Chaudhary
By: Ilyas Chaudhary, CEO and President